Exhibit 10.1
AMENDMENT TO
EMPLOYMENT AGREEMENT

AMENDMENT (“Amendment”) dated as of May 14, 2018, to the Employment Agreement, dated as of July 25, 2012 (the “Agreement”), between Arch Capital Group Ltd., a Bermuda corporation (the “Company”), and Mark D. Lyons (the “Executive”), as amended.
WHEREAS, the Company and the Executive wish to amend the Agreement as set forth herein; and
NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:
Executive’s employment with the Company will terminate on May 25, 2018 as a result of his resignation without Good Reason, and the Employment Period will end on that date. The restrictions on the Executive in Section 9.01 of the Agreement (relating to noncompetition) are hereby waived by the Company. For the avoidance of doubt, the Executive’s covenants in Section 9.02 (relating to nonsolicitation), Section 6.01 (relating to confidentiality), Section 7.01 (relating to ownership of intellectual property) and Section 8.01 (relating to delivery of materials upon termination of employment) will continue in full force and effect in accordance with their terms.
Except as set forth herein, the Agreement shall continue in full force and effect in accordance with its terms, and all questions concerning the construction, validity and interpretation of this Amendment and the Agreement shall be construed and governed in accordance with the laws of New York, without reference to the principles of conflict of laws thereof.
This Amendment may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all of which counterparts taken together will constitute one and the same agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

ARCH CAPITAL GROUP LTD.
By:	/s/ Marc Grandisson
Printed Name:	Marc Grandisson
Title:	President and CEO

/s/ Mark D. Lyons
Mark D. Lyons